Registration No. 333-

As filed with the Securities and Exchange Commission on November 5, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
__________________________

BIO-PATH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Utah (State or Other Jurisdiction of Incorporation or Organization)	2626 South Loop, Suite 180 Houston, Texas 77054 (832) 971-6616 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	87-0652870 (I.R.S. Employer Identification Number)

Peter H. Nielsen

President and Chief Executive Officer

2626 South Loop, Suite 180
Houston, Texas 77054
(832) 971-6616

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies To:

William R. Rohrlich, II
Winstead PC
1100 JPMorgan Chase Tower
600 Travis Street
Houston, Texas 77002

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value
Preferred Stock, no par value
Warrants
Units
Total	$100,000,000	$12,880(3)

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock and preferred stock and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate numbers of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(3)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2013

PROSPECTUS

$100,000,000
COMMON STOCK

PREFERRED STOCK

WARRANTS
UNITS

 _________________

We may from time to time offer and sell up to $100,000,000 of common stock, preferred stock, warrants to purchase common stock or preferred stock or any combination of the foregoing, either individually or in units, at prices and on terms described in one or more supplements to this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides the general terms of the securities we may offer and the general manner in which these securities will be offered. Each time we offer to sell securities, we will provide specific terms related to such offers in a supplement to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus and the applicable prospectus supplement, as well the documents incorporated by referenced in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is currently quoted on the OTCQX under the symbol “BPTH.” On November 1, 2013, the last reported sales price per share of our common stock on the OTCQX was $2.10.

We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents, dealers or underwriters are involved in the sale of these securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable fees, commissions or discounts. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a supplement to this prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described IN THE SECTION TITLED “Risk Factors” on page 2 of this prospectus and as updated in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2013

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement process, we may from time to time sell common stock, preferred stock, warrants to purchase common stock or preferred stock or any combination of the foregoing, either individually or in units, in one or more offerings up to an offering amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer and the general manner in which these securities will be offered.

Each time we offer securities hereunder, we will provide specific terms related to such offering in a supplement to this prospectus.

The prospectus supplements may add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus and the applicable prospectus supplement, together with the information incorporated herein by reference as described under the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference” below. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information we have provided or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or the applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus or any applicable supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

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This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

Except as otherwise stated or unless the context indicates otherwise, references in this prospectus to "Bio-Path," "the Company," "we," "us" and "our" refer to Bio-Path Holdings, Inc. and our wholly-owned subsidiary, Bio-Path, Inc.

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PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, including under the section titled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

Our Business

We are a development stage biotechnology company focused on developing novel cancer drugs utilizing our proprietary liposomal delivery technology designed to systemically distribute nucleic acid drugs throughout the human body with a simple intravenous transfusion. We were founded with technology from The University of Texas, MD Anderson Cancer Center (“MD Anderson”), and are dedicated to developing our cancer drugs candidates under our exclusive license arrangement with MD Anderson. We have a drug delivery platform technology with composition of matter intellectual property for systemic delivery of antisense. We also plan to investigate developing liposome tumor targeting technology, which has the potential to be developed to augment our current delivery technology to improve further the effectiveness of our antisense. We believe that our core technology, if successful, will enable us to be at the center of emerging genetic and molecular target-based therapeutics that require systemic delivery of DNA and RNA-like material.

BP-100-1.01

Liposomal Grb-2 (“L-Grb-2” or “BP-100-1.01”) is our lead liposome delivered antisense drug candidate. BP-100-1.01 is currently in a Phase I clinical trial for the treatment of Acute Myeloid Leukemia, Chronic Myelogenous Leukemia, Myelodysplastic Syndrome and Acute Lymphoblastic Leukemia. This Phase I clinical trial is a dose-escalating study to determine the safety and tolerance of escalating doses of L-Grb-2. This trial will also assist in determining the optimal biologically active dose for further development. We are currently in the sixth cohort of our Phase I clinical trial at a dose of 90 mg/m2. To date, there has been no evidence of significant toxicity from treatment of patients with L-Grb-2 in our Phase I clinical trial. In addition, we recently announced that our liposomal delivery technology achieved a major milestone in the development of antisense therapeutics based on a scientific assay confirming that treating patients with BP-100-1.01 inhibits the Grb-2 disease-causing target protein in patients with blood cancers. Inhibition of the disease-causing protein has the effect of down regulating the disease. This could potentially allow for L-Grb-2 to be used in combination with current frontline treatments.

We have also recently initiated preclinical testing of BP-100-1.01 for the treatment of Triple Negative Breast Cancer (“TNBC”) and Inflammatory Breast Cancer (“IBC”). Our plan is to develop BP-100-1.01 as a targeted therapy against TNBC and IBC. Treatment goals are two-pronged: the first being to develop BP-100-1.01 as a tumor reduction agent in combination with other approved drugs in pre-operative settings, and the second is to develop BP-100-1.01 as a drug to treat and control or eliminate cancer metastasis in TNBC and IBC patients. Both of these treatment goals address high need situations for patients. Following completion of the preclinical studies, we expect to commence a Phase I clinical trial for the treatment of TNBC and IBC in 2014. We believe that the observations that we learn from the current Phase I clinical trial will allow us to progress relatively quickly in a Phase I clinical trial for TNBC and IBC, as the toxicity profile of BP-100-1.01 is currently being established.

BP-100-1.02

Liposomal Bcl-2 (“BP-100-1.02”) is our co-lead liposome delivered antisense drug candidate. BP-100-1.02 is ready for the clinic and is intended to target the lymphoma and certain solid tumor markets. Clinical targets for BP-100-1.02 include lymphoma, breast cancer, colon cancer, prostate cancer and leukemia.

We were founded in May of 2007 as a Utah corporation. In February of 2008, we completed a reverse merger with Ogden Golf Co. Corporation, a public company traded over-the-counter that had no current operations. The name of Ogden Golf was changed to Bio-Path Holdings, Inc. and the directors and officers of Bio-Path, Inc. became the directors and officers of Bio-Path Holdings, Inc. We became a publicly traded company as a result of this merger. Our operations to date have been limited to organizing and staffing, acquiring, developing and securing our technology and undertaking product development for a limited number of product candidates, including readying our lead drug product candidate BP-100-1.01 for Phase I clinical trials.

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Principal Executive Office

Our principal executive offices are located at 2626 South Loop, Suite 180, Houston, Texas 77054. Our telephone number is (832) 971-6616. Our Internet address is www.biopathholdings.com. None of the information on our website forms a part of this prospectus.

The Offering

We may offer common stock, preferred stock, warrants to purchase common stock or preferred stock or any combination of the foregoing, either individually or in units, in one or more offerings, with an aggregate initial offering price not to exceed $100,000,000. This prospectus describes the general terms that may apply to the securities to be offered and the specific terms of any particular securities that we offer will be described in a separate supplement to this prospectus, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	ranking;

•	rates and times of payment of dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•	conversion, exchange and exercise prices, if any; and

•	important federal income tax considerations.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The applicable prospectus supplement will include any required information about the agents, dealers or underwriters we use and the applicable fees, commissions or discounts we may pay them for their services.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

An investment in our company involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described in or incorporated by reference in this prospectus, including the risks and uncertainties discussed under the section titled “Risk Factors” in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement.

Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that have been made within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about:

•	the potential benefits and commercial potential of our potential products;

•	our clinical trials, commencement dates for new clinical trials, clinical trial results, evaluation of our clinical trial results by regulatory agencies in other countries;

•	our ability to obtain additional financing;

•	the safety and efficacy of our product candidates;

•	estimates of the potential markets and estimated trial dates;

•	any changes in the current or anticipated market demand or medical need of our potential products;

•	need for additional research and testing;

•	the uncertainties involved in the drug development process and manufacturing;

•	our future research and development activities;

•	assessment of competitors and potential competitors;

•	potential costs resulting from product liability or other third-party claims;

•	the sufficiency of our existing capital resources and projected cash needs;

•	assessment of impact of recent accounting pronouncements; and

•	government regulation and approvals.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “future,” “intend,” or “certain” or the negative of these terms and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include those contained in or incorporated by reference under the section titled “Risk Factors.” Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus and any applicable supplement to this prospectus, together with the information incorporated herein by reference as described under the section titled “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

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Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities offered pursuant to this prospectus for working capital and general corporate purposes. Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term marketable securities.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation authorizes the issuance of 200,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of October 30, 2013, there were 75,380,214 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders and do not have cumulative voting rights. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over our common stock. The holders of our common stock do not have preemptive rights. In the future, preemptive rights may be granted by way of amendment of our articles of incorporation, which would require approval by our board of directors and shareholders on such matter. The holders of our common stock have no conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Our common stock is currently quoted on the OTCQX under the symbol “BPTH.”

Preferred Stock

Our preferred stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our board of directors. Our board of directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of our preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The board of directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in our articles of incorporation or the resolution of our board of directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. As of the date of this prospectus, no such shares had been designated.

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The following briefly summarizes the material terms of preferred stock that we may offer, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that we offer which we will describe in more detail in the applicable prospectus supplement relating to such series. You should also read the more detailed provisions of our articles of incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the applicable prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the prospectus. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

Rank. A series of preferred stock will have the rank set forth in the relevant certificate of designation and described in the prospectus supplement relating to the applicable series.

Voting Rights. The holders of shares of a series of preferred stock will have the voting rights provided by the applicable certificate of designation and as required by applicable law. These voting rights will be described in the relevant prospectus supplement.

Dividends. The certificate of designation setting forth the terms of a series of preferred stock may provide that the holders of that series are entitled to receive dividends, when, as and if authorized by our board of directors out of funds legally available for dividends, before any declaration or payment of any dividends on securities ranking junior to such series relating to dividends. The rates and dates of payment of dividends and any other terms applicable to the dividends will be set forth in the applicable certificate of designation and described in the prospectus supplement relating to the relevant series. To the extent provided in the certificate of designation, dividends will be payable to the holders of record of our preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of our preferred stock may be cumulative or noncumulative and payable in cash or in kind.

Conversion and Exchange. The certificate of designation setting forth the terms of a series of our preferred stock may provide for, and the prospectus supplement for the applicable series of preferred stock may describe, the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or securities of a third party.

Redemption. If so specified in the certificate of designation setting forth the terms of a series of our preferred stock, which will be described in the applicable prospectus supplement, a series of our preferred stock may be redeemable at our or the holder’s option and/or may be mandatorily redeemed partially or in whole.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of each series of our preferred stock may be entitled to receive distributions upon liquidation. Those distributions will be made before any distribution is made on any securities ranking junior to such series relating to liquidation. The terms and conditions of those distributions to the relevant series of our preferred stock will be set forth in the applicable certificate of designation and described in the relevant prospectus supplement.

Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and such issuance could adversely affect the voting rights of the holders of our common stock. The issuance of our preferred stock could also affect the likelihood that the holders of common stock will receive dividends or payments upon liquidation. In addition, the rights of the holders of the preferred stock offered may be adversely affected by the rights of the holders of any shares of our preferred stock that may be issued in the future. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of our company.

Unless the particular prospectus supplement states otherwise, the holders of each series of our preferred stock will not have any preemptive or subscription rights to acquire more of our capital stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

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Anti-Takeover Effects of Utah Law and Charter and Bylaw Provisions

Certificate of incorporation and bylaws. Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock without shareholder approval and to set the rights, preferences and other designations, including voting rights, of those shares as our board of directors may determine. In addition, our bylaws require certain procedures to be followed and time periods to be met for any shareholder to propose matters to be considered at annual meetings of shareholders, including nominating directors for election at those meetings. Our bylaws also provide that our board of directors is able to elect a director to fill a vacancy created by the expansion of our board of directors or due to the resignation or departure of an existing board member. Provisions of Utah law and our certificate of incorporation and bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Utah Control Shares Acquisition Act. We are subject to the anti-takeover provisions of the Utah Control Shares Acquisition Act (the “UCSAA”). The UCSAA limits the ability of persons acquiring more than 20% of a company’s voting stock to vote those shares absent approval by the holders of a majority of all shares entitled to be cast, excluding all interested shares. This statute may discourage, delay or prevent a change of control by limiting the voting rights of control shares acquired in a control share acquisition.

Transfer Agent and Registrar

Our transfer agent is Fidelity Transfer Company, 8915 South 700 East, Suite 102, Sandy, Utah 84070. Its telephone number is (801) 562-1300.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in the applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. We may issue warrants for the purchase of shares of common stock and/or preferred stock. We may issue warrants independently or together with shares of common stock and/or shares of preferred stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

Before the issuance of a series of warrants, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering will be filed as an exhibit to the registration statement of which this prospectus is a part, or incorporated by reference from reports that we file with the SEC. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus and the applicable prospectus supplement. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the warrants that may be offered, including the following:

•	the title of the warrants;

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•	the aggregate number of the warrants offered;

•	the price or prices at which the warrants will be issued;

•	the securities, which may include shares of any class or series of common stock or preferred stock, for which the warrants are exercisable;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the terms of any rights to redeem or call the warrants;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the manner in which the warrant agreements and warrants may be modified;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	information relating to book-entry procedures, if any;

•	the listing of the warrants on a securities exchange or automated quotation system, if any;

•	whether the warrants may be sold separately or with other securities as parts of units;

•	if applicable, a discussion of material United States federal income tax considerations of holding or exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, the holders of warrants will not have any of the rights of the holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, the holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

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Unless we otherwise specify in the applicable prospectus supplement, the holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, or, if provided in the applicable prospectus supplement, by cashless exercise. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required exercise price and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, the holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of any related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine common stock or preferred stock, as applicable.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Currently Outstanding Warrants

As November 1, 2013, we had issued and outstanding warrants to purchase 85,620 shares of our common stock with an exercise price of $0.90 per share.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

Before the issuance of units, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, will be filed as an exhibit to the registration statement of which this prospectus is a part, or incorporated by reference from reports that we file with the SEC. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as any related free writing prospectuses, and the complete unit agreement and any supplemental agreements that contain the terms of the units.

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General

We may issue units consisting of common stock, preferred stock and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock and/or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant or unit agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders and investors in securities issued in book-entry form or in street name will be indirect holders.

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Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

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•	how it would handle a request for the holders’ consents, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a registered holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section titled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of the holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell our securities, separately or together, in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

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•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act or through a market maker or into an existing trading market on an exchange or otherwise;

•	to one or more underwriters acting along for resale to investors or to the public; and

•	through any combination of the foregoing.

Sales of securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

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We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be quoted on the OTCQX or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the section titled “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Cohne, Rappaport & Segal, P.C., Salt Lake City, Utah. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our annual consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2012 have been audited by Mantyla McReynolds LLC, independent registered public accounting firm, to the extent indicated in their report thereon. Such consolidated financial statements are incorporated by reference into this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at http:www.biopathholdings.com.

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INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference into this prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2012;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;

•	our current reports on Form 8-K filed with the SEC on January 4, March 12, June 7, July 22, August 9, September 20 and October 3, 2013;

•	our definitive proxy statement in connection with our 2013 annual meeting of shareholders filed with the SEC on October 31, 2013; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 10, 2008.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Bio-Path Holdings, Inc.

Attention: Secretary

2626 South Loop, Suite 180

Houston, Texas 77054

(832) 971-6616

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All amounts are estimated except the SEC registration fee. All of the expenses below will be paid by us.

AMOUNT
SEC registration fee		$12,880
Printing and related expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

_____________________________

* The amount of securities and the number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The laws of Utah generally permit the indemnification of directors, employees, officers and agents of Utah corporations. Utah law also enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our articles of incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Utah law. Our articles of incorporation also limit the liability of our directors to us or to our shareholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by Utah law. The inclusion of this provision in our articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our shareholders.

Our bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters. We have entered into indemnification and reimbursement agreements with each of our directors. The contractual rights to indemnification provided by these indemnity agreements are subject to the limitations and conditions specified in such agreements.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not contrary to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have directors and officers insurance which includes insurance for claims against these persons brought under securities laws.

Item 16. Exhibits.

See Index of Exhibits immediately following the signature page of this registration statement.

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Item 17. Undertakings.

a.             The undersigned registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.             To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.             That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.             That, for the purpose of determining liability under the Securities Act to any purchaser:

i.           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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5.             That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

ii.          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

d.             The undersigned registrant hereby undertakes that:

1.             For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registration pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.             For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 5, 2013.

BIO-PATH HOLDINGS, INC.

By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President Chief Executive Officer (Principal Executive Officer) Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter H. Nielsen and Douglas P. Morris, and each or any one of them, his or her true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective amendments and post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Peter H. Nielsen
Peter H. Nielsen	November 5, 2013
President, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

/s/ Douglas P. Morris
Douglas P. Morris	November 5, 2013
Secretary and Director

/s/ Gillian Ivers-Read
Gillian Ivers-Read	November 5, 2013
Director

/s/ Michael J. Garrison
Michael J. Garrison	November 5, 2013
Director

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INDEX OF EXHIBITS

The following documents are filed as exhibits to this registration statement:

Exhibit
Number	Description
1.1*	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger and Reorganization dated September 27, 2007, by and among Ogden Golf Co. Corporation, a Utah corporation (the registrant), Biopath Acquisition Corp., a Utah corporation and wholly owned subsidiary of the Company, and Bio-Path, Inc., a Utah corporation (incorporated by reference to exhibit 2.1 to the Company’s current report on Form 8-K filed on September 27, 2007)

4.1	Restated Articles of Incorporation (incorporated by reference to exhibit 3.2 to the Company’s registration statement on Form 8-A filed on September 10, 2008)

4.2	Bylaws (incorporated by reference to exhibit 3.2 to the Company’s registration statement on Form 8-A filed on September 10, 2008)

4.3	Articles of Merger relating to the merger of Biopath Acquisition Corp. with and into Bio-Path, Inc. (incorporated by reference to exhibit 3.2 to the Company’s current report on Form 8-K filed on February 19, 2008)

4.4	Amendment No. 1 to Bylaws (incorporated by reference to exhibit 3.2 to the Company’s current report on Form 8-K filed on June 21, 2010)

4.5	Specimen Stock Certificate (incorporated by reference to exhibit 3.2 to the Company’s registration statement on Form 8-A filed on September 10, 2008)

4.6*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock

4.7*	Form of Common Stock Warrant Agreement and Common Stock Warrant Certificate

4.8*	Form of Preferred Stock Warrant Agreement and Preferred Stock Warrant Certificate

4.9*	Form of Unit Agreement

5.1+	Opinion of Cohne, Rappaport & Segal, P.C.

23.1+	Consent of Mantyla McReynolds LLC, an independent registered public accounting firm

23.2+	Consent of Cohne, Rappaport & Segal, P.C. (included in Exhibit 5.1)

24.1+	Powers of Attorney (included in Signature Page)

* To be filed by amendment hereto or as an exhibit to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

+ Filed herewith

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